Exhibit 99.1


                                   Company Contact:
                                   Simon Nynens
                                   Programmer's Paradise(R), Inc.
                                   President and Chief Executive Officer
                                   (732)-389-8950
                                   simon.nynens@programmers.com

           PROGRAMMER'S PARADISE, INC. REPORTS FIRST QUARTER RESULTS;
            SALES INCREASE 17%, INCOME FROM OPERATIONS INCREASES 98%

SHREWSBURY, NJ, May 3, 2006 - Programmer's Paradise, Inc. (NASDAQ: PROG)

                   - Sales: $35.4 million, up 17% year-over-year

                   - Gross profit: $3.8 million, up 12% year-over-year

                   - Income from operations: $0.9 million, up 98% year-over-year

                   - Net income: $0.6 million, up 97% year-over-year

                   - Diluted earnings per share: $0.13, up 86% year-over-year

The results will be discussed in a conference call to be held on Thursday, May 4, 2006 at 10:00 AM Eastern time. The dial-in telephone number is (866)-793-1306 and the pass code is PROG.

"We are very pleased with our overall performance. Our Lifeboat division continued to take market share. The sales growth combined with our focus on cost control resulted in an increase of 98% in income from operations versus the year ago quarter" said Simon F. Nynens, President and Chief Executive Officer.

Net sales for the quarter ending March 31, 2006 were $35.4 million compared with $30.2 million in the first quarter of 2005, a 17% increase. Total sales for our Programmer's Paradise division were $12.3 million compared to $14.0 million in the first quarter of 2005, representing a 12% decrease. Total sales for our Lifeboat division were $23.1 million compared to $16.1 million in the first quarter of 2005, representing a 43% increase.

Gross Profit for the quarter ending March 31, 2006 was $3.8 million compared with $3.4 million in the first quarter of 2005, a 12% increase. Total gross profit for our Programmer's Paradise division was $1.8 million compared to $2.0 million in the first quarter of 2005, representing a 6% decrease. Total gross profit for our Lifeboat division was $2.0 million compared to $1.5 million in the first quarter of 2005, representing a 36% increase.

Gross profit margin, as a percentage of net sales, for the quarter ending March 31, 2006 was 10.9% compared to 11.4% in the first quarter of 2005. Gross profit margin for our Programmer's Paradise division was 15.0% compared to 14.0% in the first quarter of 2005. Gross profit margin for our Lifeboat division was 8.7% compared to 9.1% in the first quarter of 2005.

Total selling, general, and administrative ("SG&A") expenses were stable at $3.0 million compared to $3.0 million in the first quarter of 2005. As a percentage of net sales, SG&A expenses were 8.4% compared to 9.9% in the first quarter of 2005.

First quarter income from operations in 2006 was $877,000 compared to $444,000 in the first quarter of 2005, representing a 98% increase. First quarter net income in 2006 was $591,000 compared to $300,000 in the first quarter of 2005. Diluted earnings per share were $.13 versus $.07 in the first quarter of 2005, representing a 86% increase.

Programmer's Paradise, Inc. (NASDAQ: PROG) was founded in 1982 and is an award-winning marketer and distributor of technical software and hardware. When it comes to software, Programmer's Paradise has it all. Our experienced account executives are key in our strategy. We offer our customers customized extranets, consultancy services, and flexible financing, as well as same day shipping. Additional information can be found by visiting www.programmersparadise.com.

Contact Programmer's Paradise, Inc. via Simon Nynens, CEO of Programmer's Paradise, Inc. at (732) 389-8950 or simon.nynens@programmers.com.

The statements in this release concerning the Company's future prospects are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the continued acceptance of the Company's distribution channel by vendors and customers, the timely availability and acceptance of new products, and contribution of key vendor relationships and support programs. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission.

                                 Tables Follow -


                                PROGRAMMER'S PARADISE, INC. AND SUBSIDIARIES
                                   CONDENSED CONSOLIDATED BALANCE SHEETS
                             (In thousands, except share and per share amounts)
                                                                        March 31,
                                                                           2006             December 31,
                                                                           ----                 2005
                                                                       (Unaudited)              ----
                                                   ASSETS
Current assets
  Cash and cash equivalents                                         $       6,960       $         7,369
  Marketable securities                                                     8,021                 7,884
  Accounts receivable, net                                                 18,557                21,185
  Inventory - finished goods                                                1,474                 1,956
  Prepaid expenses and other current assets                                   628                   688
  Deferred income taxes, current                                            1,477                 1,783
                                                                    -------------         -------------
Total current assets                                                       37,117                40,865

Equipment and leasehold improvements, net                                     540                   434
Other assets                                                                  659                   453
Deferred income taxes, net of current                                       2,917                 2,516
                                                                    -------------         -------------

Total assets                                                        $      41,233       $        44,268
                                                                    =============       ===============


                                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable and accrued expenses                             $      21,710       $        25,751
  Dividend payable                                                            539                   519
                                                                      -----------       ---------------
Total current liabilities                                                  22,249                26,270

Commitments and contingencies

Stockholders' equity
  Common stock, $.01 par value; authorized, 10,000,000 shares;
     issued 5,284,500 shares                                                   53                    53
  Additional paid-in capital                                               30,892                30,948
  Treasury stock, at cost, 1,141,238 shares and 1,289,665 shares,
     respectively                                                          (3,187)               (3,620)
  Accumulated deficit                                                      (8,979)               (9,570)
  Accumulated other comprehensive income                                      205                   187
                                                                    -------------       ---------------
Total stockholders' equity                                                 18,984                17,998
                                                                    -------------       ---------------
Total liabilities and stockholders' equity                          $      41,233       $        44,268
                                                                    =============       ===============



                                      PROGRAMMER'S PARADISE, INC. AND SUBSIDIARIES
                          CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                                                       (Unaudited)
                                          (In thousands, except per share data)

                                                                                              Three months ended
                                                                                                   March 31,
                                                                                            2006              2005
                                                                                            ----              ----

Net sales                                                                             $    35,362       $    30,169

Cost of sales                                                                              31,518            26,740
                                                                                      -----------       -----------

Gross profit                                                                                3,844             3,429

Selling, general and administrative expenses                                                2,967             2,985
                                                                                      -----------       -----------

Income from operations                                                                        877               444

Interest income, net                                                                          113                67

Realized foreign currency exchange gain (loss)                                                  1               (11)
                                                                                      -----------       -----------

Income before income tax provision                                                            991               500

Provision for income taxes                                                                    400               200
                                                                                      -----------       -----------

Net income                                                                            $       591       $       300
                                                                                      ===========       ===========

Net income per common share - Basic                                                   $      0.14       $      0.08
                                                                                      ===========       ===========

Net income per common share - Diluted                                                 $      0.13       $      0.07
                                                                                      ===========       ===========


Weighted average common shares outstanding - Basic                                          4,101             3,922
                                                                                      ===========       ===========

Weighted average common shares outstanding - Diluted                                        4,454             4,445
                                                                                      ===========       ===========


Reconciliation to comprehensive income:

Net income                                                                            $       591       $       300
Other comprehensive income(loss), net of tax:
      Unrealized gain on marketable securities                                                  7                 -
      Foreign currency translation adjustments                                                 11               (10)
                                                                                       ----------        ----------
Total comprehensive income                                                            $       609       $       290
                                                                                      ===========       ===========
